Exhibit 1A(8)(j)(i)   Amendment to Fund Participation Agreement between GE
                      Investments Funds, Inc. and GE Life and Annuity Assurance
                      Company.



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                                   SCHEDULE 3
                             PARTICIPATION AGREEMENT
                                  BY AND AMONG
                      GE LIFE AND ANNUITY ASSURANCE COMPANY
           (FORMERLY KNOWN AS THE LIFE INSURANCE COMPANY OF VIRGINIA)
                                       AND
                           GE INVESTMENTS FUNDS, INC.
                                       AND
                      GE INVESTMENT MANAGEMENT INCORPORATED
                         (AS AMENDED FEBRUARY 24, 1999)

                              NAME(S) OF PORTFOLIO

S&P 500 Index Fund
Money Market Fund
Total Return Fund
International Equity Fund
Real Estate Securities Fund
Global Income Fund
Value Equity Fund
Income Fund
U.S. Equity Fund
Premier Growth Equity Fund


                                           Approved: /s/Michael Cosgrove
                                                     ---------------------------
                                           Title:
                                           GE Investment Management Incorporated


                                           Approved: /s/Michael Cosgrove
                                                     ---------------------------
                                           Title:
                                           GE Investment Management Incorporated

                                           Approved: /s/ Geoffrey S. Stiff
                                                     ---------------------------
                                           Title: Senior Vice President
                                           GE Life and Annuity Assurance Company